                                                                   EXHIBIT 10.44







                        NON-EXCLUSIVE AIRCRAFT DRY LEASE


                                     BETWEEN


                           COLUMBIA HILL AVIATION, LLC
                                    as Lessor


                                       AND


                               PIERRE FOODS, INC.
                                    as Lessee






                            Dated as of March 1, 2002




                 Lease of British Aerospace BAe 125 Series 800A
                                Serial No. 258049
                           FAA Registration No. N796CH

                                TABLE OF CONTENTS




1.   Lease.....................................................................1
2.   Definitions...............................................................1
3.   Term......................................................................2
4.   Rent; Unconditional Obligations; Grant of Security Interest...............3
5.   Disclaimer; Assignment of Warranties......................................4
6.   Return....................................................................4
7.   Representations and Warranties............................................5
8.   Liens.....................................................................5
9.   Insurance.................................................................5
10.  Compliance with Laws; Location, Operation and Maintenance; Additions......6
11.  Certain Transactions......................................................7
12.  Loss or Damage............................................................7
13.  General Indemnity.........................................................8
14.  Events of Default.........................................................8
15.  Remedies..................................................................9
16.  Lessor's Right to Perform.................................................9
17.  Assignment or Sublease...................................................10
18.  Further Assurances; Financial Information................................10
19.  Notices..................................................................10
20.  Miscellaneous............................................................10
21.  Truth-in-Leasing.........................................................11



EXHIBIT A - BASIC RENT/SECURITY DEPOSIT

                        NON-EXCLUSIVE AIRCRAFT DRY LEASE

         This Non-exclusive Aircraft Dry Lease, dated as of March 1, 2002, between COLUMBIA HILL AVIATION, LLC, a North Carolina limited liability company ("Lessor"), and PIERRE FOODS, INC., a North Carolina corporation ("Lessee").

1. Lease. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor hereunder, the aircraft ("Aircraft") which is described in Section 2 hereof. It shall be conclusively presumed between the parties that Lessee has fully inspected the Aircraft having knowledge that it is in good condition and repair and that Lessee is satisfied with and has accepted the Aircraft in such condition and repair.

2. Definitions. As used in this Lease, the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

         "Aircraft" shall mean the Airframe to be leased hereunder together with the Engine(s) to be leased hereunder whether or not any of the Engines may at the time of determination be installed on the Airframe or any other airframe.

         "Airframe" shall mean one (1) British Aerospace BAe Series 800A aircraft, manufacturer's serial number 258049, FAA Registration No. N796CH, together with any and all Parts thereof.

         "Aviation Act" means Subtitle VII of Title 47 of the United States Code, as amended from time to time, or any similar legislation of the United States enacted to supersede, amend or supplement such Act.

         "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday under the laws of the State of North Carolina or New York.

         "Commencement Date" shall mean March 1, 2002.

         "Default" shall mean any event or condition which with notice, lapse of time or both would constitute an Event of Default.

         "Engine(s)" shall mean two Garrett TFE 731-5R-1H jet engines, manufacturer's serial numbers P-91201 and P-91202, which shall be installed on the Airframe as of the Commencement Date, together with any and all Parts thereof. Each engine is rated at seven hundred fifty (750) or more take off horsepower or its equivalent.

         "Event of Default" shall have the meaning specified in Section 14 hereof.

         "FAA" shall mean the Federal Aviation Administration or any applicable successor governmental authority.

         "Late Charge Rate" shall mean an interest rate per annum equal to the Reference Rate plus four percent (4%) per annum but not to exceed the highest rate permitted by applicable law.

         "Lease" and the terms "hereof," "herein," "hereto" and "hereunder," when used in this Non-exclusive Aircraft Dry Lease, shall mean and include this Non-exclusive Aircraft Dry Lease, as the same may from time to time be amended, modified or supplemented.

         "Lessor's Liens" shall mean any mortgage, pledge, lien, security interest, charge, encumbrance, financing statement, title retention, taxes or any other right or claim of any person claiming through or under Lessor other than the interest of the Lessor as owner and Lessor of the Aircraft hereunder.

         "Liens" shall mean any mortgages, pledge, lien, security interest, charge, encumbrance, financing statement, title retention or any other right or claim of any person with respect to the Aircraft, other than any Lessor's Liens.

         "Parts" shall mean any and all avionics, instruments, appliances, furnishings, repairs, parts, appurtenances, accessories and other equipment and attachments incorporated or installed in or attached to the Airframe or any Engine and from time to time incorporated or installed in or attached to the Airframe or any Engine, together with all additions, attachments or accessions to any of the foregoing and all replacements and substitutions for any of the foregoing.

         "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, incorporated association, joint venture, governmental authority or other entity of whatever nature.

         "Reference Rate" shall mean an interest rate per annum equal to (i) the one (1) month London Interbank Offered Rate (LIBOR), as published in the Money Rates section of The Wall Street Journal from time to time; provided, however, in no event shall LIBOR be less than two per cent (2.0%), plus (ii) three and forty-nine hundredths percent (3.49%).

         "Rent Payment Date" shall mean each date on which an installment of rent is due and payable pursuant to Section 4(a) and (b) hereof.

         "Security Deposit" shall have the meaning specified in Section 4 hereof.

         "Term" shall mean the term of the Lease of the Aircraft hereunder specified in Section 3 hereof and any renewal period.

3. Term.

         a. Initial Term. The lease term of this Lease shall commence on the Commencement Date and shall continue until February 28, 2006. This Lease shall not terminate for any reason, except as expressly provided herein.

         b. Renewal Option. The initial term of this Lease may be renewed for one (1) additional term upon the same terms and conditions, which shall commence upon March 1, 2006, and shall continue until December 11, 2008. Lessee shall give Lessor at least ninety (90) days prior written notice of Lessee's intent to exercise its option to renew this Lease for the renewal period.

4. Rent; Deposit; Unconditional Obligations .

         a. Lessee shall pay rent in the manner set forth in Exhibit "A" attached hereto.

         b. Lessee shall also pay to Lessor, on demand, interest at a rate per annum equal to the Late Charge Rate on any installment of rent and on any other amount owing hereunder which is not paid when due, for any period for which the same shall be overdue. Each payment made under this Lease shall be applied first to the payment of interest then owing and then to rent or other amounts owing hereunder. Interest shall be computed on the basis of a three hundred sixty
(360) day year and actual days elapsed.

         c. Prior to the Commencement Date, Lessee shall remit to Lessor a security deposit in an amount set forth in Exhibit "A" hereto. Such amount shall constitute a security deposit (the "Security Deposit") under this Lease, shall be non-refundable during the Term of this Lease, and shall be held by Lessor as security for the timely and faithful performance by Lessee of all of Lessee's obligations under this Lease and for any damage or excessive wear and tear upon the Aircraft caused by Lessee. Lessee hereby grants Lessor a continuing security interest in the Security Deposit. Any interest accruing on the Security Deposit shall be the income and property of Lessor. If Lessee fails to pay rent hereunder or to pay any other sums due or to perform any of the other terms and provisions of this Lease or is otherwise in Default hereunder, Lessor may (but is not obligated to) use, apply or retain all or any portion of the Security Deposit in partial payment for sums due to Lessor by Lessee, to compensate Lessor for any sums it may in its discretion advance as a result of a Default by Lessee, or to apply toward losses or expenses Lessor may suffer or incur as a result of Lessee's Default hereunder. If Lessor uses or applies all or any portion of such Security Deposit, such application shall not be deemed a cure of any Default, and Lessee shall within five (5) days after written demand therefor deposit with Lessor in cash an amount sufficient to restore the Security Deposit to its original sum and the failure of Lessee to do so shall be a material breach of this Lease by Lessee. Provided Lessee is not in Default under this Lease and subject to the rights of Lessor to offset against amounts owed to Lessor as set forth above, the Security Deposit shall be returned to Lessee upon the expiration of the Term.

         d. This Lease is a dry lease, and Lessee's obligation to pay all rent and all other amounts payable hereunder is ABSOLUTE AND UNCONDITIONAL under any and all circumstances, except as expressly provided herein and shall not be effected by any circumstances of any character whatsoever, including, without limitation, (i) any set-off, counterclaim, recoupment, defense, abatement or reduction or any right which Lessee may have against Lessor, the manufacturer or supplier of the Aircraft or anyone else for any reason whatsoever; (ii) any defect in the condition, design or operation of, or lack of fitness for use of, for any damage to, or loss of, all or any part of the Aircraft from any cause whatsoever; (iii) the existence of any Liens with respect to the Aircraft; (iv) the invalidity, unenforceability or disaffirmance of this Lease or any other document related hereto; or (v) the prohibition of or interference with the use of possession by Lessee of all or any part of the Aircraft, for any reason whatsoever, including without limitation, by reason of (1) use of the Aircraft by another lessee; (2) claims for patent, trademark or copyright infringement; (3) present or future governmental laws, rules or orders; (4) the insolvency, bankruptcy, or reorganization of any person; and (5) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. Provided, the foregoing shall not be construed as a waiver of the Lessee to assert a claim against the Lessor for breach of this Lease under a separate action.

5. Disclaimer. LESSOR NEITHER MAKES NOR SHALL BE DEEMED TO HAVE MADE AND LESSEE HEREBY EXPRESSLY WAIVES ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE AIRCRAFT INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION AS TO THE DESIGN, QUALITY OR CONDITION OF THE AIRCRAFT OR ANY WARRANTY OF MERCHANTABILITY OR FITNESS OF THE AIRCRAFT FOR ANY PARTICULAR PURPOSE OR TO AS TO ANY OTHER MATTER RELATING TO THE AIRCRAFT OR ANY PART THEREOF, EXCEPT THAT LESSOR WARRANTS THAT ON THE COMMENCEMENT DATE LESSOR HAS GOOD AND MARKETABLE TITLE TO THE AIRCRAFT AND THAT IT HAS THE RIGHT TO LEASE THE AIRCRAFT TO LESSEE PURSUANT TO THIS AGREEMENT. LESSOR WARRANTS THAT THE AIRCRAFT SHALL BE FREE AND CLEAR OF LESSOR'S LIENS DURING THE LEASE TERM.

         LESSEE CONFIRMS THAT IT HAS SELECTED THE AIRCRAFT AND EACH PART THEREOF ON THE BASIS OF ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS RELIANCE UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY LESSOR, AND LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MANUFACTURER OR A VENDOR OF ANY PART OF THE AIRCRAFT.

         LESSOR NEITHER MAKES NOR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY AS TO THE ACCOUNTING TREATMENT TO BE ACCORDED TO THE TRANSACTIONS CONTEMPLATED BY THIS LEASE OR AS TO ANY TAX CONSEQUENCES AND/OR TAX TREATMENT THEREOF.

6. Flight Requests. Lessee shall use its best efforts to provide Lessor with proposed flight schedules in advance of any proposed flight. Lessee acknowledges that Lessee's use of the Aircraft is on a non-exclusive basis and may be subject to prior use by another lessee. Requests for use of the Aircraft shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties. In addition to the proposed schedules, Lessee shall provide the following information for each proposed flight at some time prior to Lessee's scheduled departure:

         (a) Proposed departure point;

         (b) Destination;

         (c) Date and time of flight;

         (d) The nature and extent of the luggage and/or cargo to be carried;

         (e) The number of anticipated passengers; and

         (f) The date and time of the return flight.

7. Representations and Warranties. In order to induce Lessor to enter into this Lease and to Lease the Aircraft to Lessee hereunder, Lessee represents and warrants that:

         a. Organization. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

         b. Power and Authority. Lessee has full power, authority and legal right to execute, deliver and perform this Lease, and the execution, delivery and performance of this Lease have been duly authorized by all necessary action of Lessee.

         c. Enforceability. This Lease has been duly executed and delivered by Lessee and constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms.

         d. Consents and Permits. The execution, delivery and performance of this Lease does not require any stockholder approval or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee; and will not contravene any law, regulation, judgment or decree applicable to Lessee, or the Articles of Incorporation or Bylaws of Lessee; and will not contravene the provisions of, or constitute a default under, or result in the creation of any Lien upon any property of Lessee under any mortgage, instrument or other agreement to which Lessee is a party or by which Lessee or its assets may be bound or affected. No authorization, approval, license, filing or registration with any court or governmental agency or instrumentality is necessary in connection with the execution, delivery, performance, validity and enforceability of this Lease.

8. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft.

9. Insurance. Lessor shall maintain or cause to be maintained at all times on the Aircraft (including the Airframe and Engines), at Lessor's sole expense, "all-risk" aircraft physical damage insurance (covering ground, flight and taxiing exposures) and comprehensive general and aircraft liability insurance (covering bodily injury and property damage exposures) including, but not limited to, passenger liability, third party liability and contractual liability insurance with insurers or recognized; provided, that such insurance shall include, without limitation, the following: (i) "all-risk" physical damage insurance on the Aircraft in an amount which shall not on any date be less than the fair market value of the Aircraft as of such date; (ii) comprehensive aircraft liability insurance in an amount which shall not on any date be less than Twenty Million United States Dollars (US$20,000,000.00) and which shall name Lessee as additional insured; and (iii) coverage against hijacking and acts of terrorism exposures in an amount which will be not less than the fair market value of the Aircraft of such date and which shall name Lessor as loss payee and which, for liability purposes, shall name Lessee as additional insured. Lessor shall bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss. If the Aircraft is operated outside the continental United States or Canada, in addition to the above requirements, War Risk Insurance, including Confiscation, Expropriation, Nationalization and Seizure is required to be maintained at the cost of Lessee.

10. Compliance with Laws; Location, Operation and Maintenance; Additions.

         a. Lessee will use the Aircraft in a careful and proper manner, will comply with and conform to all applicable governmental laws, rules, regulations and orders thereto, and will cause the Aircraft to be operated in accordance with the manufacturer's or supplier's instructions or manuals. Lessee agrees that it will not operate, use or maintain the Aircraft in violation of any airworthiness certificate, license or registration relating to the Aircraft.

         b. Neither Lessee nor Lessor will make the Aircraft available for hire within the meaning of the Federal Aviation Regulations. The Aircraft is to be operated strictly in accordance with 14 C.F.R. Part 91. Lessee hereby agrees that it will have operational control of the Aircraft at all times while the Aircraft is operated by Lessee under this Lease.

         c. The Aircraft will be permanently based in the United States, and Lessee will neither permit the Aircraft to be operated outside the continental United States and Canada except that Lessee may permit the Aircraft to be operated outside the Continental United States and Canada, provided that, under no circumstances will Lessee permit the Aircraft to be operated in (A) any area excluded from coverage by any insurance required by the terms of Section 9 hereof (or not specifically and fully covered by such insurance), or any recognized or threatened area of hostilities unless fully covered, without limitation, to Lessor's satisfaction by hull, political, expropriation, hijacking and war risk insurance, in each case unless the Aircraft is operated or used under contract with the government of the United States or any agency or instrumentality thereof under which contract the government assumes the liability in form and substance acceptable to Lessor for substantially the same risk in at least the same amounts as would be covered by such insurance, (B) any jurisdiction as to which a travel advisory or equivalent warning issued by the Bureau of Consular Affairs, United States Department of State is in effect, or any country that is experiencing wide spread civil unrest or wide spread anti-American activity, or (C) any area in which Lessor's title to the Aircraft may reasonably be expected to be jeopardized or not recognized.

         d. Lessor, at its sole cost and expense, shall at all times:

                  i. cause the Aircraft to be and remain duly registered under the laws of the United States of America in the name of Lessor as owner;

                  ii. keep, service, repair, maintain and overhaul the Aircraft
(A) in compliance with the FARs and with all FAA Airworthiness Directive and manufacturers' recommended and mandatory Service Bulletins, (B) in compliance with the applicable manufacturer's or supplier's recommended maintenance, service and overhaul procedures and schedules, (C) in compliance with the recommended procedures and schedules of any overhaul, service or maintenance contract relating to the Engines and thereof with FAA Maintenance, (D) so as to keep the Aircraft in as good repair and operating condition (and to furnish all parts, replacements, mechanisms, devices and services required therefore) as when delivered to Lessor, reasonable wear and tear excepted, and (E) so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the Aviation Act and so as to comply with the original type certification data sheet. Nothing herein shall prevent Lessor from taking the Aircraft out of service for maintenance or modification permitted hereunder or for storage in accordance with applicable FAA requirements;

                  iii. maintain all records, logs and other materials required by the FAA to be maintained in respect of the Aircraft. All repairs, parts, replacements, mechanisms, devices and services installed or made under this Subsection 10(d) shall immediately, without further act, become the property of Lessor and part of the Aircraft.

         e. Lessee will not make or authorize any improvement, change, addition or alteration to the Aircraft without the express permission of Lessor.

         f. Lessee agrees that the Aircraft will be operated only by pilots qualified under applicable FAA requirements and having at least the minimum total pilot hours on the aircraft type required by any of the insurance policies described in Section 9 hereof. Lessee shall be responsible for obtaining and compensating its pilots to operate the Aircraft.

11. Certain Transactions. Except with the prior written consent of Lessor, Lessee will not (a) merge or consolidate with any other corporation, (b) liquidate or dissolve, or (c) sell, transfer or dispose of all of substantially all of its assets, unless, in the case of any transaction described in clause
(a) or (c), the entity surviving or resulting from such transaction shall have a tangible net worth equal to or greater than the tangible net worth of Lessee immediately prior to such transaction and shall have assumed or shall otherwise be bound by the obligations of Lessee hereunder. Lessee will not, without thirty
(30) days prior written notice to Lessor, change its name or its chief place of business. Lessee agrees to notify Lessor within thirty (30) days of any change in the permanent base of the Aircraft, which shall in any case remain within the United States.

12. Loss or Damage. Lessee shall immediately notify Lessor of each accident involving the Aircraft, which notification shall specify the time, place, and nature of the accident or damage; the names and addresses of parties involved, persons injured, witnesses, and owners of properties damaged; and other information as may be known. Lessee shall advise Lessor of all correspondence, papers, notices, and documents, whatsoever, received by Lessee in connection with any claim or demand involving or relating to the Aircraft or its operation, and shall aid in any investigation instituted by Lessor and in the recovery of damages from third persons liable therefor.

13. General Indemnity. Lessee assumes liability for, and shall indemnify, protect, save and keep harmless Lessor and its agents, servants, successors and assigns (an "Indemnitee") from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses, including reasonable legal expense, of whatsoever kind and nature, imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising, directly or indirectly, from or in connection with the Lessee's possession, use, operation, condition or return of the Aircraft or any part thereof; provided, however, that Lessee shall not be required to indemnify any Indemnitee for loss or liability arising from acts or events which occur after the Aircraft has been returned to Lessor in accordance with this Lease, or for loss or liability resulting solely from the willful misconduct or gross negligence of such Indemnitee or the breach of its obligations hereunder. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

14. Events of Default. The following events shall each constitute an Event of Default (herein called "Event of Default") under this Lease:

         a. The defaulting party shall fail to make any payment of rent or other amount owing hereunder when due and payable; or

         b. The defaulting party shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it with respect to this Lease and such failure shall continue unremedied for thirty (30) days after the date on which notice thereof shall be given by non-defaulting party to the defaulting party; or

         c. the entry of a decree or order for relief by a court having jurisdiction of a party, adjudging such party a bankrupt or insolvent, or approving as properly filed a petition seeking a reorganization, arrangement, adjustment, or composition of such party in an involuntary proceeding or case under the federal bankruptcy laws, as now or hereafter constituted or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of such party or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) days; or

         d. the institution by a party of proceedings to be adjudicated a bankrupt or insolvent, or the consent by a party to the institution of bankruptcy or insolvency proceedings against it, or the commencement by a party of a voluntary proceeding or case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, or sequestrator (or other similar official) of a party or of any substantial part of its property, or the making by a party of any assignment for the benefit of creditors or the admission by it of its inability to pay its debts generally as they become due or its willingness to be adjudicated a bankrupt or the failure of a party generally to pay its debts as they become due or the taking of corporate action by a party in furtherance of any of the foregoing.

15. Remedies. Upon the occurrence of any Event of Default hereunder and so long as the same shall be continuing, the non-defaulting party may, at its option, declare this Lease to be in default, and at any time thereafter so long as the Event of Default shall be continuing, the non-defaulting party may terminate this Lease and exercise one or more of the following remedies, as the non-defaulting party in its sole discretion shall lawfully elect:

         a. If the defaulting party is the Lessee, the Lessor may demand that Lessee, and Lessee shall at its expense upon such demand, return the Aircraft promptly to Lessor, at such place in the continental United States of America as Lessor shall specify; or Lessor, at its option, may enter upon the premises where the Aircraft is located and take immediate possession of the Aircraft and remove the same by summary proceedings or otherwise, all without liability for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

         b. If the defaulting party is the Lessor, the Lessee may return the Aircraft to the Lessor at the Hickory North Carolina Municipal Airport. Lessee shall pay all costs and expenses in connection with or incidental to the return of the Aircraft.

         c. The non-defaulting party may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease.

         In addition, if Lessee is the defaulting party, Lessee shall be liable for any and all unpaid rent and other amounts due hereunder before or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other costs and expense incurred by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto.

         No remedy referred to in this Section 15 is intended to be exclusive but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to the non-defaulting party at law or in equity; and the exercise or beginning of exercise by the non-defaulting party of any one or more of such remedies shall not preclude the simultaneous or later exercise by the non-defaulting party of any or all such other remedies. No express or implied waiver by the non-defaulting party of an Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. In the event the Lessee is the defaulting party, the Lessor shall take such commercially reasonable action including the sell, or lease or otherwise use of the Aircraft, in mitigation of Lessee's damages or losses under this Lease.

16. Lessor's Right to Perform. If Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein, Lessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be (together with interest thereon at the Late Charge Rate), shall be deemed to be an addition to the rent payable hereunder, which shall be payable by Lessee on demand.

17. Assignment or Sublease. Lessee shall not without the prior written consent of Lessor assign this Lease or any interest herein or sublease or otherwise transfer its interest in the Aircraft, provided, that Lessee shall remain liable to Lessor under this Lease during any such sublease or transfer. Any sublease shall not relieve Lessee of any of its obligations hereunder.

         Lessor may, without the prior consent of Lessee, assign its interest in and to the Aircraft and this Lease to any third party.

18. Further Assurances. Lessee will, at its expense, promptly and duly execute and deliver to Lessor such further documents and assurances and take such further actions as Lessor may from time to time request for the confirmation of this Lease and in order to more effectively establish and protect the rights, interest and remedies created or intended to be created in favor of Lessor hereunder.

19. Notices. All notices, demands and other communications hereunder shall be in writing, and shall be deemed to have been given or made when sent by telefacsimile or five (5) days after deposited in the United States mail, first class postage prepaid, addressed as follows or to such other address as any of the following persons may from time to time designate in writing to the other persons listed below:

Lessor:                    Columbia Hill Aviation, LLC
                           P. O. Box 3967
                           Hickory, North Carolina 28603
                           Attention:  David R. Clark, Manager
                           Facsimile:  828-304-2330

Lessee:                    Pierre Foods, Inc.
                           9990 Princeton RoadCincinnati, Ohio
                           Attention: Pamela M. Witters
                           Facsimile: 513-874-3090

20. Miscellaneous.

         a. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

         b. No terms or provisions of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No delay or failure on the part of Lessor to exercise any power or right hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right. After the occurrence of any Default or Event of Default, regardless of Lessor's knowledge or lack of knowledge thereof, the acceptance of any payment due hereunder from the Lessee by the Lessor shall not constitute a reinstatement of this Lease if this Lease shall have been declared in default by Lessor pursuant to Section 15 hereof or otherwise, unless Lessor shall have agreed in writing to reinstate the Lease and to waive the Default or Event of Default.

         c. This Lease contains the full, final and exclusive statement of the agreement between Lessor and Lessee relating to the lease of the Aircraft.

         d. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as Lessee only.

         e. This Lease and the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Lessor and its successors and assigns and Lessee and, to the extent permitted by Section 17 hereof, its successors and assigns.

         f. The headings of the Sections are for convenience of reference only, are not a part of this Lease and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         g. This Lease may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         h. This Lease shall be governed by and construed in accordance with the laws of the State of North Carolina.

         i. LESSOR AND LESSEE IN ANY LITIGATION RELATING TO OR IN CONNECTION WITH THIS LEASE IN WHICH THEY SHALL BE ADVERSE PARTIES WAIVE TRIAL BY JURY.

21. Truth-in-Leasing.

         a. LESSOR CERTIFIES THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS SINCE INCEPTION OF OPERATIONS.

         b. LESSOR CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE.

         c. LESSEE CERTIFIES THAT DURING THE TERM OF THIS LEASE, WHEN THE AIRCRAFT IS IN USE OR CONTROL BY LESSEE, THEN LESSEE, AND NOT LESSOR, IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT

UNDER THIS LEASE. LESSEE FURTHER CERTIFIES THAT LESSEE UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

         d. LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

         e. LESSEE AGREES TO KEEP A COPY OF THIS LEASE IN THE AIRCRAFT AT ALL TIMES DURING THE LEASE TERM.



                        [Signatures follow on next page]

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Non-exclusive Aircraft Dry Lease to be duly executed as of the day and year first above written.


                                         COLUMBIA HILL AVIATION, LLC


                                         By: /s/ David R. Clark
                                             -----------------------------------
                                             David R. Clark, Manager



                                         PIERRE FOODS, INC.

                                         By: /s/ Pamela M. Witters
                                             -----------------------------------
                                         Name:  Pamela M. Witters
                                         Title: Chief Financial Officer

                                    EXHIBIT A

                                   BASIC RENT

         Lessee shall pay to Lessor quarterly rental payments ("Basic Rent") in sixteen (16) consecutive quarterly payments in the amount of Four Hundred Seventy-one Thousand Five Hundred Dollars ($471,500.00) each, prorated for any partial quarter. The Basic Rent shall cover all expenses in the operation and use of the Aircraft, including fuel, taxes and insurance; provided, however, all costs and expenses of the pilots and crew shall be borne solely by Lessee.

         The first quarterly installment of Basic Rent shall be due on March 1, 2002, and each subsequent quarterly installment of Basic Rent shall be due on the same date of each quarter thereafter or, if such date does not fall on a Business Day, on the Business Day immediately preceding such date. Each installment of rent shall be payable at such address and account as Lessor may designate.

         In consideration and upon payment of each Basic Rent payment, Lessee shall then have the right to use the Aircraft for up to one hundred fifteen
(115) flight hours per quarter (the "Base Quarterly Flight Hours"). In the event Lessee fails to use the Aircraft for the full Base Quarterly Flight Hours , Lessee shall not be able to carry over such unused Quarterly Flight Hours to another quarter and shall not be entitled to any refund of Basic Rent; provided, to the extent Lessee fails to have the availability of the Aircraft for the Base Quarterly Flight Hours by reason of loss or damage caused by persons other than the Lessee, its employees, or agents or other lessee usage, then the unavailable hours may be carried over by the Lessee to a subsequent quarter under this Lease ("Carryover Hours"). In the event Lessee shall use the Aircraft in excess of the Base Quarterly Flight Hours or any Carryover Hours, then Lessee shall be charged at the rate of Four Thousand One Hundred Dollars ($4,100.00) per flight hour for each hour in excess of the Base Quarterly Flight Hours and Carryover Hours. Any unused Carryover Hours at the termination of the Lease shall be refundable to Lessee upon demand at the foregoing rate.


                                SECURITY DEPOSIT

         The Security Deposit shall be in the amount of Nine Hundred Forty-three Thousand Dollars ($943,000.00).